EXHIBIT 99.1

FOR RELEASE October 1, 2009 6:00am ET

SOURCE: Uni-Pixel, Inc.

UniPixel Receives First Orders for Opcuity™ Film Products

•                  Completion of Agreements to Rapidly Advance UniPixel’s High Volume Film Production to Meet Expanding Application Demand Requirements

•                  Company in Position to Aggressively Ramp Sales and Business Operations

The Woodlands, TX (October 1, 2009) — Uni-Pixel, Inc. (OTCBB: UNXL), the developer of a color display technology called Time Multiplexed Optical Shutter (“TMOS”) and thin-film materials branded under the name Opcuity™ that incorporate advanced micro-structure technology, today announced that it has received its first purchase orders for film products and has reached agreements with two high volume film production companies to rapidly advance the production process for its Opcuity films to meet growing demand opportunities.  Today’s announcement further signals the company’s success in achieving a number of significant milestones as it transitions from a development stage company to a commercial manufacturing business.  The Company noted that for competitive reasons the customers have requested that the terms of the orders not be disclosed.

Since the launch of its micro-structured Opcuity™ film technology, UniPixel has been engaged with both potential customers and potential production partners for products that leverage the film’s unique microstructures.  These engagements and the film samples UniPixel has produced have created potential opportunities for very large volumes of film, and as of this week, the first purchase order has been received for production films.  By working closely with its production partners, UniPixel has proven the processing capability in both ultra-violet (UV) micro-replication, as well as thermally embossed micro-replication that can be used to meet the customer requirements and the potential volumes that are expected to build from these initial orders.  Additionally, UniPixel has received a separate purchase order for a custom version of its Opcuity Finger Print Resistant (FPR) film to meet the unique set of performance requirements from a fortune five hundred customer.

Reed Killion, UniPixel’s president and CEO, noted, “The demonstrations of our advanced micro-structured films to the industry have generated tremendous interest in a variety of applications for the technology.  We’re pleased to have completed a distribution agreement for products based on it. In addition, we also have had a number of display industry and consumer electronics companies approach us to create unique varieties of the films.  Securing the first orders for our films signals our transition to become a thin film supplier.”

Killion continued, “To address the production capacity that we anticipate, we have successfully completed the technical work required with our partners as rapidly as possible.  This has motivated these partners to align high-volume production systems our way and begin the process of launching production.  We are very proud to have successfully engaged two separate industry leaders and to have proven the value and potential of our technology to them through our mutual technical development efforts.  The recently completed new agreements with each company shows the desire each partner has to be able to leverage our unique methods and the resulting micro-structured film products it yields.  It is our plan to have film production begin in low volume this coming quarter for these initial customer orders and then ramp to high volumes for additional opportunities in the beginning of 2010.”

With high-volume production aligned, UniPixel is confident that it is optimally positioned to aggressively ramp sales and business operations.  Killion concluded, “We laid out a clear strategy and our execution is on track.  We have now assembled a team of five separate world-class partner companies to participate with us in the commercialization of our Opcuity films and TMOS display technology.”

For additional information contact:

Uni-Pixel, Inc. Investor Relations:

Laura Guerrant-Oiye

Guerrant Associates

Phone:  808-882-1467

E-mail: lguerrant@guerrantir.com

Uni-Pixel, Inc. Public Relations:

Stacey Voorhees-Harmon

Public Relations Consultant

Phone: 925-336-9592

E-mail: stacey@savvypublicrelations.net

About Uni-Pixel, Inc.

Uni-Pixel, Inc. has developed, patented, and is working to commercialize a new color display technology it calls Time Multiplexed Optical Shutter (“TMOS”), which can be used for a wide variety of applications, ranging from cell phones and industrial displays to televisions and large digital signage systems. In support of its TMOS development, UniPixel has created a family of thin film products it calls Opcuity™ that have broad applications. UniPixel’s TMOS technology offers significant advantages over existing display alternatives including lower cost to produce, superior brightness, improved picture quality, lower power consumption and a broad range of design flexibility. UniPixel licenses its TMOS technology to manufacturing partners and intends to supply its Opcuity™ thin films to those manufacturers. UniPixel produces Opcuity™ FPR which serves as a high performance protective cover film for touch screen displays. The Company’s corporate headquarters are located in The Woodlands, TX. For further information please see http://www.unipixel.com.

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: All statements in this news release that are not based on historical fact are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of our control, that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth under Item 1A “Risk Factors” in the Company’s Annual Report on Form 10 for the year ended December 31, 2008. We operate in a highly competitive and rapidly changing environment, thus new or unforeseen risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise any forward-looking statements. Readers are also urged to carefully review and consider the other various disclosures in the Company’s Annual Report on Form 10 for the year ended December 31, 2008, as well as other public filings with the SEC since such date.